Exhibit 99.1

Company Contact:

Cristina Murphy

Senior Communications Manager

Vanda Pharmaceuticals Inc.

(202) 734-3414

cristina.murphy@vandapharma.com

Vanda Pharmaceuticals Reports Third Quarter 2012 Results

WASHINGTON, D.C. – November 7, 2012 – Vanda Pharmaceuticals Inc. (Vanda) (NASDAQ: VNDA), a biopharmaceutical company focused on the development and commercialization of products for the treatment of central nervous system disorders, today announced financial and operational results for the third quarter and nine months ended September 30, 2012.

Key Highlights:

•	The tasimelteon Non-24-Hour Disorder (Non-24) program continues towards the goal of a projected mid-2013 New Drug Application (NDA) filing with the U.S. Food and Drug Administration (FDA).

•

The SET and RESET Phase III efficacy studies for Non-24 are both fully enrolled. Vanda expects to report top-line results for the SET study by the end of 2012 and to report top-line results for the RESET study in the first quarter of 2013.

•	The tasimelteon MAGELLAN Phase IIb/III efficacy study for Major Depressive Disorder (MDD) is fully enrolled and Vanda expects to report top-line results in the first quarter of 2013.

•

Vanda recorded third quarter 2012 revenue of $8.3 million including Fanapt® royalties of $1.5 million. Fanapt® prescriptions, as reported by IMS, were approximately 38,500 for the third quarter of 2012. This represents a 3% increase over second quarter 2012 prescriptions and a 15% increase over third quarter 2011 prescriptions.

THIRD QUARTER 2012 REPORTED RESULTS

Total revenues for the third quarter of 2012 were $8.3 million, compared to $8.0 million for the same period in 2011. Third quarter 2012 revenues included $1.5 million in Fanapt® royalties received from Novartis as compared to royalties of $1.2 million for the third quarter of 2011.

Total operating expenses for the third quarter of 2012 were $13.7 million, compared to $11.3 million for the third quarter of 2011. The higher expenses were primarily due to the ongoing support of the tasimelteon Non-24 and MDD clinical studies.

Vanda recorded a net loss of $5.3 million for the third quarter of 2012, compared to a net loss of $3.1 million for the third quarter of 2011. Diluted net loss per share for the third quarter of 2012 was $0.19, compared to diluted net loss per share of $0.11 for the third quarter of 2011.

Year to date September 30, 2012 Key Financial Figures1

	Nine Months Ended
(in thousands, except per share amounts)	September 30 2012	September 30 2011	Change ($)	Change (%)
Total revenues	$24,807	$22,900	$1,907	8%
Research & development expenses	34,829	18,440	16,389	89%
General & administrative expenses	10,657	8,141	2,516	31%
Non-cash stock-based compensation[2]	3,171	4,183	(1,012)	(24%)
Loss before tax benefit	(21,295)	(4,437)	(16,858)	(380%)
Tax benefit	—	(158)	158	100%
Net loss	(21,295)	(4,279)	(17,016)	(398%)
Diluted net loss per share	$(0.75)	$(0.15)	$(0.60)	(400%)

Third Quarter 2012 Key Financial Figures1

	Three Months Ended
(in thousands, except per share amounts)	September 30 2012	June 30 2012	Change ($)	Change (%)
Total revenues	$8,288	$8,378	$(90)	(1%)
Research & development expenses	10,159	12,490	(2,331)	(19%)
General & administrative expenses	3,147	3,601	(454)	(13%)
Non-cash stock-based compensation[2]	576	1,193	(617)	(52%)
Loss before tax benefit	(5,326)	(8,007)	2,681	33%
Tax benefit	—	—	—
Net loss	(5,326)	(8,007)	2,681	33%
Diluted net loss per share	$(0.19)	$(0.28)	$0.09	32%

Select Cash Flow Data1

	Nine Months Ended
(in thousands)	September 30 2012	September 30 2011
Net cash provided by (used in)
Operating activities	$(31,068)	$(16,053)
Investing activities	47,660	33,815
Financing activities	—	5

Select Balance Sheet Data1

(in thousands)	September 30 2012	June 30 2012	September 30 2011
Total cash and marketable securities	$134,404	$144,701	$180,459

(1)	Unaudited
(2)	Non-cash stock-based compensation is allocated to both Research & development and General & administrative expenses

OPERATIONAL HIGHLIGHTS

The tasimelteon Non-24 program continues towards the goal of a projected mid-2013 NDA filing with the FDA. Vanda is in continuing discussions with the FDA to confirm the path and requirements for this regulatory submission, and while no agreement has been reached with the agency, the FDA has suggested that Vanda present its Non-24 study results to further the discussions. The SET and RESET Phase III efficacy studies for Non-24 are both fully enrolled. Vanda expects to report top-line results for the SET study by the end of 2012 and to report top-line results for the RESET study in the first quarter of 2013.

In October 2012, Vanda announced that tasimelteon was shown for the first time to restore daily cortisol rhythms in totally blind patients suffering from Non-24. Tasimelteon’s effect has now been demonstrated on both melatonin and cortisol circadian rhythms, which further supports its potential to reset the master body clock. This observation was made during an open-label screening segment of the RESET study. Tasimelteon has the potential to be the first pharmaceutical product to address the circadian dyssynchrony which is definitional for Non-24.

The tasimelteon MAGELLAN Phase IIb/III efficacy study for MDD is fully enrolled and Vanda expects to report top-line results in the first quarter of 2013.

The review of Vanda’s Marketing Authorization Application for oral iloperidone tablets in the European Union is ongoing. Vanda is preparing for an expected oral hearing in November 2012 as it continues to evaluate its European strategy. In August 2012, Fanapt™ was granted market approval in Israel for the treatment of schizophrenia. In November 2012, Vanda was notified by its distribution partner, Biotoscana Farma S.A., that Fanapt™ had been granted market approval in Argentina for the treatment of schizophrenia.

Vanda recorded third quarter 2012 revenue of $8.3 million including Fanapt® royalties of $1.5 million. Fanapt® prescriptions, as reported by IMS, were approximately 38,500 for the third quarter of 2012. This represents a 3% increase over second quarter 2012 prescriptions and a 15% increase over third quarter 2011 prescriptions. In October 2012, Novartis discontinued development of the long-acting injectable formulation of iloperidone. Vanda has the right to develop and commercialize all formulations of iloperidone in markets outside the United States and Canada.

CONFERENCE CALL

Vanda has scheduled a conference call for today, Wednesday, November 7, 2012, at 10:00 AM ET. During the call, Vanda’s management will discuss the third quarter 2012 results and other corporate activities. Investors can call 800-299-7089 (domestic) and 617-801-9714 (international) and use passcode 66514556. A replay of the call will be available beginning Wednesday, November 7, 2012 at 12:00 PM ET and will be accessible until Wednesday, November 14, 2012, at 5:00 PM ET. The replay call-in number is 1-888-286-8010 for domestic callers and 1-617-801-6888 for international callers. The access number is 34968750.

The conference call will be broadcast simultaneously on Vanda’s website, http://www.vandapharma.com. Investors should click on the Investor Relations tab and are advised to go to the website at least 15 minutes early to register, download, and install any necessary software or presentations. The call will also be archived on Vanda’s website for a period of 30 days, through December 6, 2012.

ABOUT VANDA PHARMACEUTICALS INC.:

Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of products for the treatment of central nervous system disorders. For more on Vanda, please visit http://www.vandapharma.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this release are “forward-looking statements” under the securities laws. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “target,” “goal,” “likely,” “will,” “would,” and “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in the company’s forward-looking statements include, among others: the inability to reach agreement with the FDA regarding Vanda’s regulatory approval strategy or proposed path to approval for tasimelteon; the failure of Vanda’s clinical trials to demonstrate the safety and/or efficacy of tasimelteon in the treatment of Non-24-Hour Disorder or Major Depressive Disorder; Vanda’s failure to obtain regulatory approval for its products, product candidates or partnered products or to comply with ongoing regulatory requirements; the extent and effectiveness of the development, sales and marketing and distribution support Fanapt® receives; Vanda’s ability to successfully commercialize Fanapt® outside of the U.S. and Canada; delays in the completion of Vanda’s and its partners’ clinical trials; a failure of Vanda’s products, product candidates or partnered products to be demonstrably safe and effective; a lack of acceptance of Vanda’s products, product candidates or partnered products in the marketplace, or a failure to become or remain profitable; Vanda’s expectations regarding trends with respect to its revenues, costs, expenses and liabilities; Vanda’s inability to obtain the capital necessary to fund additional research and development activities; Vanda’s failure to identify or obtain rights to new products or product candidates; Vanda’s failure to develop or obtain sales, marketing and distribution resources and expertise or to otherwise manage its growth; limitations on Vanda’s ability to utilize some or all of its prior net operating losses and research and development credits; a loss of any of Vanda’s key scientists or management personnel; losses incurred from product liability claims made against Vanda; a loss of rights to develop and commercialize Vanda’s products or product candidates under its license and sublicense agreements and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2011 which is on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Vanda’s annual report on Form 10-K and quarterly reports on Form 10-Q, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except for per share amounts)	September 30 2012	September 30 2011	September 30 2012	September 30 2011
Revenues:
Licensing agreement	$6,753	$6,753	$20,037	$20,037
Royalty revenue	1,535	1,216	4,770	2,863

Total revenues	8,288	7,969	24,807	22,900

Operating expenses:
Research and development	10,159	8,174	34,829	18,440
General and administrative	3,147	2,711	10,657	8,141
Intangible asset amortization	377	377	1,118	1,118

Total operating expenses	13,683	11,262	46,604	27,699

Loss from operations	(5,395)	(3,293)	(21,797)	(4,799)
Other income	69	106	502	362

Loss before tax benefit	(5,326)	(3,187)	(21,295)	(4,437)

Tax benefit	—	(113)	—	(158)

Net loss	$(5,326)	$(3,074)	$(21,295)	$(4,279)

Net loss per share:
Basic	$(0.19)	$(0.11)	$(0.75)	$(0.15)

Diluted	$(0.19)	$(0.11)	$(0.75)	$(0.15)

Shares used in calculation of net loss per share:
Basic	28,226,743	28,107,363	28,226,743	28,104,749

Diluted	28,226,743	28,107,363	28,226,743	28,104,749

VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands)	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$104,515	$87,923
Marketable securities, current	29,889	60,961
Accounts receivable	1,535	1,618
Inventory	161	—
Prepaid expenses and other current assets	3,323	2,999
Restricted cash, current	430	—

Total current assets	139,853	153,501
Marketable securities, non-current	—	19,012
Property and equipment, net	2,446	964
Other assets, non-current	—	84
Intangible asset, net	6,909	8,027
Restricted cash, non-current	600	1,030

Total assets	$149,808	$182,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,090	$996
Accrued liabilities	6,753	3,381
Deferred rent, current	—	453
Deferred revenues, current	26,789	26,789

Total current liabilities	34,632	31,619
Non-current liabilities:
Deferred rent, non-current	2,797	461
Deferred revenues, non-current	97,027	117,064

Total liabilities	134,456	149,144

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	300,039	296,868
Accumulated other comprehensive income	23	21
Accumulated deficit	(284,738)	(263,443)

Total stockholders’ equity	15,352	33,474

Total liabilities and stockholders’ equity	$149,808	$182,618

SOURCE Vanda Pharmaceuticals Inc.

COMPANY CONTACT:

Cristina Murphy

Senior Communications Manager

Vanda Pharmaceuticals Inc.

(202) 734-3414

cristina.murphy@vandapharma.com